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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William T. Coleman III and Steve L. Brown, jointly and severally, as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Report on Form 10-KSB and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         SIGNATURE                 TITLE                              DATE

/s/ WILLIAM T. COLEMAN III      President, Chief Executive        April 25, 1998
---------------------------     Officer, Chairman of the
William T. Coleman III          Board and Director


/s/ EDWARD W. SCOTT, JR.        Executive Vice President of       April 25, 1998
---------------------------     Worldwide Field Operations,
Edward W. Scott, Jr.            Assistant Secretary and
                                Director

/s/ STEVE L. BROWN              Executive Vice President,         April 25, 1998
---------------------------     Chief Financial Officer and
Steve L. Brown                  Secretary